Exhibit 99(b)


                                 YOUNKERS, INC.
                                DES MOINES, IOWA

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF YOUNKERS, INC., FOR THE SPECIAL MEETING ON JANUARY 31, 1996.

   The undersigned hereby appoints W. Thomas Gould, Robert M. Mosco and Alan R. Raxter, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders of Younkers, Inc. ("Younkers"), to be held on January 31, 1996 at 9:00 a.m., Central Time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

              YOUNKERS' BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                        ADOPTION OF THE MERGER AGREEMENT

   1. Adoption of the Agreement and Plan of Merger dated as of October 22, 1995, among Younkers, Proffitt's, Inc. ("Proffitt's") and Baltic Merger Corporation, a wholly-owned subsidiary of Proffitt's, pursuant to which Younkers will become a wholly-owned subsidiary of Proffitt's and each outstanding share of Younkers' Common Stock will be converted into .98 shares of Proffitt's Common Stock.

          FOR / /       AGAINST / /       ABSTAIN / /

   2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be FOR adoption of the Merger Agreement.

                             (Continued on reverse side)

                             (Continued from other side)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.
                                                  Please sign exactly as your
                                                  name appears on this card.
                                                  Joint owners should each sign
                                                  personally. Corporation
                                                  proxies should be signed in
                                                  corporate name by an
                                                  authorized officer.
                                                  Executors, administrators,
                                                  trustees or guardians should
                                                  give their title when
                                                  signing.
                                      Signature(s) _____________________________
                                         Date __________________________________